EXHIBIT 99.2

Lender Performance Group, LLC and Subsidiaries

Lender Performance Group, LLC and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$12,422	$21,096
Accounts receivable, net	4,421	7,485
Prepaid expenses and other current assets	1,312	1,205
Total current assets	18,155	29,786
Property and equipment, net	1,580	1,152
Intangible assets, net	68	72
Deposits and other assets	259	200
Total assets	$20,062	$31,210
Liabilities and members' capital (deficit)
Current liabilities:
Accounts payable	$483	$839
Accrued expenses	5,169	2,685
Current portion of deferred revenue	11,900	17,449
Current portion of notes payable	403	393
Total current liabilities	17,955	21,366
Long-term deferred revenue	8,853	4,213
Notes payable	263	560
Total liabilities	27,071	26,139
Commitments and contingencies (Note 13)
Members' capital (deficit):
Members' equity	(7,009)	5,071
Total members' capital (deficit)	(7,009)	5,071
Total liabilities and members' capital (deficit)	$20,062	$31,210

See notes to condensed consolidated financial statements.

Lender Performance Group, LLC and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
Revenue	$16,487	$12,311
Cost of revenue	4,402	3,381
Gross profit	12,085	8,930
Costs and expenses:
Software and client support	12,953	10,407
Sales and marketing	4,130	3,603
Operations, general and administrative	6,629	4,776
Depreciation and amortization expenses	296	135
Total costs and expenses	24,008	18,921
Loss from operations	(11,923)	(9,991)
Other income (expense):
Interest expense, net	(268)	(357)
Other expense	(150)	(17)
Realized loss on investments	—	(89)
Total other expense	(418)	(463)
Net loss	(12,341)	(10,454)
Other comprehensive income (loss)
Unrealized effect of foreign currency	(129)	158
Comprehensive loss	$(12,470)	$(10,296)
See notes to condensed consolidated financial statements.

Lender Performance Group, LLC and Subsidiaries
Consolidated Statements of Members' (Deficit) Capital
(Unaudited, in thousands)

	Preferred and Class A Member Interests	Additional Paid-In Capital	Member Distributions	Other Comprehensive Income (Loss)	Accumulated Deficit	Total Members' (Deficit) Capital
Balance at December 31, 2017	$107,814	$(46)	$(97,054)	$(50)	$(15,575)	$(4,911)
Class B member profits interests compensation expense	—	232	—	—	—	232
Repurchase of Class B member profit interests	—	(781)	—	—	—	(781)
Foreign currency translation adjustment	—	—	—	158	—	158
Net loss	—	—	—	—	(10,454)	(10,454)
Balance at September 30, 2018	$107,814	$(595)	$(97,054)	$108	$(26,029)	$(15,756)

	Preferred and Class A Member Interests	Additional Paid-In Capital	Member Distributions	Other Comprehensive Income (Loss)	Accumulated Deficit	Total Members' (Deficit) Capital
Balance at December 31, 2018	$132,739	$(835)	$(97,294)	$114	$(29,653)	$5,071
Class B and C member profits interests compensation expense	—	390	—	—	—	390
Foreign currency translation adjustment	—	—	—	(129)	—	(129)
Net loss	—	—	—	—	(12,341)	(12,341)
Balance at September 30, 2019	$132,739	$(445)	$(97,294)	$(15)	$(41,994)	$(7,009)

See notes to condensed consolidated financial statements.

Lender Performance Group, LLC and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(12,341)	$(10,454)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	296	135
Stock based compensation expense	390	232
Net realized loss on available-for-sale and short-term investments	—	89
Net (increase) / decrease in assets:
Accounts receivable	3,064	452
Prepaid expenses and other current assets	(170)	(334)
Deposits and other assets	—	(95)
Net (decrease) / increase in liabilities:
Accounts payable	(355)	55
Other accrued liabilities	2,723	534
Deferred revenue	(908)	2,828
Net cash used in operating activities	(7,301)	(6,558)
Cash flows from investing activities:
Purchases of fixed assets	(720)	(379)
Proceeds from sale of short-term investments	—	249
Proceeds from sale of available-for-sale investments	—	7,721
Purchase of available-for-sale investments	—	(617)
Dividends received	—	6
Net cash provided by (used in) investing activities	(720)	6,980
Cash flows from financing activities:
Member distributions and redemptions	(240)	(800)
Borrowings under line of credit	—	2,600
Payment of notes payable	(286)	(127)
Net cash provided by (used in) financing activities	(526)	1,673
Effect of exchange rate changes on cash and cash equivalents	(127)	107
Net increase (decrease) in cash and cash equivalents	(8,674)	2,202
Cash and cash equivalents, beginning balance	21,096	2,347
Cash and cash equivalents, ending balance	$12,422	$4,549
Supplemental disclosure of cash flow information:
Cash paid for interest	$29	$26
Noncash financing and investing activities:
Notes payable accrued	$667	$3,257

See notes to condensed consolidated financial statements.

Lender Performance Group, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(in thousands, except per share amounts and unless otherwise indicated)
Unaudited

1. Organization and Summary of Significant Accounting Policies
Description of Business and Basis of Presentation
Lender Performance Group, LLC, which operates under the name PrecisionLender (the Company), was formed as a Delaware limited liability company on May 15, 2009. The Company, headquartered in North Carolina, conducts business globally including South America, Europe and Asia-Pacific.
The Company provides a best-in-class loan pricing and profitability management solution to financial institutions via a Software as a Service (SaaS) delivered platform. The PrecisionLender pricing and profitability platform empowers commercial bank relationship managers to make smart, real-time pricing decisions and deliver superior customer service. Andi®, PrecisionLender's virtual coach and pricing analyst, uses artificial intelligence to glean and deliver actionable insights from the thousands of deals priced daily on the platform.
The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) for interim financial statements and reflect all adjustments, which only include normal recurring adjustments, which are in the opinion of management necessary for a fair statement of the Company's financial position, results of operations and cash flows for the interim period and are not necessarily indicative of results to be expected for the full fiscal year or for any other future annual or interim periods. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2018.
Basis of Consolidation
The condensed consolidated financial statements include the accounts of Lender Performance Group, LLC and its wholly owned subsidiaries. In 2017, the Company established a subsidiary of which a small portion is owned by a charitable remainder annuity trust. Noncontrolling interest is included as a component of total members' (deficit) capital in the condensed consolidated balance sheet. Net earnings attributable to noncontrolling interests for the nine months ended September 30, 2019 and the year ended December 31, 2018 were de minimus. All intercompany transactions and balances have been eliminated through consolidation.
Use of Estimates
The preparation of the condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Sales Tax
The Company presents sales taxes and other taxes collected from customers and being remitted to the government authorities on a net basis and, as such, excludes them from revenues.
Cash and Cash Equivalents
The Company defines cash and cash equivalents as cash and short-term investments with original maturities of three months or less. Short-term investments with maturities longer than three months are included in short-term investments on the balance sheets. The Company maintains amounts on deposit with various financial institutions, which generally exceed federally insured limits. However, management evaluates those institutions and the Company has not experienced any losses on such deposits.
Short-term Investments
Short-term investments consist primarily of certificate of deposits with maturities longer than three months. The Company recognizes interest income on the certificate of deposits and is included in interest expense, net on the condensed consolidated statements of comprehensive loss.

Lender Performance Group, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(in thousands, except per share amounts and unless otherwise indicated)
Unaudited

Available-For-Sale Investments
The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt and equity securities available for sale are carried at fair market value, with the unrealized gains and losses reported as other comprehensive income and reported in the condensed consolidated statements of changes in members' (deficit) capital.
Accounts Receivable
The Company provides for an allowance for doubtful accounts based on management's best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible are written off to the allowance for doubtful accounts when it is probable that the receivable is worthless. The Company recorded an allowance for doubtful accounts of zero as of September 30, 2019 and December 31, 2018. In the opinion of management, the allowance for doubtful accounts is reasonable. Actual results could differ from the estimates that were used.
Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the life of the lease or the useful life of the improvement. Estimated useful lives of the assets are as follows:

Years
Computer equipment	3
Software	3
Furniture and fixtures	5
Leasehold improvements	1-7
Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.
Intangible Assets
In 2017, the Company incurred patents costs, legal fees as well as third-party purchasing fees to acquire a domain name and a trade name. Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives, which has been determined to be 30 years for both the domain name and trade names. Finite-lived intangible assets are assessed for impairment on an annual basis and whenever triggering events or indicators of potential impairment occur. There was no impairment of finite-lived intangible assets during the nine months ended September 30, 2019 or 2018.
Impairment of Long-lived Assets
Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company concluded no impairment existed as of September 30, 2019 or 2018.
Revenue Recognition and Deferred Revenue
The Company derives its revenue from three sources: (1) subscription revenues, which are comprised of subscription fees from customers accessing the Company's cloud-based loan pricing and profitability management platform, (2) related fees charged for the setup and implementation of the services and (3) consulting revenues.
With the adoption of Topic 606, the Company determines the amount of revenue to be recognized through application of the following steps:

•	Identification of the contract, or contracts with a customer

Lender Performance Group, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(in thousands, except per share amounts and unless otherwise indicated)
Unaudited

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when or as the Company satisfies the performance obligations.
Recurring
Recurring revenue represents stand-ready performance obligations in which the Company is making the solutions or services available to the customers continuously over time or the value of the contract renews. Therefore, recurring revenue is generally recognized over time on a ratable basis over the contract term, beginning on the date that the solution or service is made available to the customer.
Recurring revenue is comprised of fees for the use of our subscription-based software solution, which includes providing access to cloud-based solutions, hosting services, as applicable, and support and maintenance.
One-time services and other
Fees paid for expedited implementation services is recognized only once the service has been completed, at the point of time the customer receives the benefit. Full revenue recognition will occur after the two-week training session.
Specific consultation revenues are recognized ratably over an agreed-upon consultation period, which is considered the time over which the consultation is earned.
Contracts with multiple performance obligations
Some of the Company's contracts with customers contain multiple performance obligations. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. Standalone selling prices of our solutions and services are typically estimated based on observable transactions when the solutions or services are sold on a standalone basis. Subscription fees are distinct as such offerings are often sold separately. In determining whether consulting services are distinct, the Company considers the following factors for each consulting services agreement: availability of the services from other vendors, the nature of the consulting services and the contractual dependence and described expectation of the service on the contract. To date, the Company has concluded that all the consulting services included in contracts with multiple performance obligations are distinct.
Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue, until, as stated above, revenue recognition conditions have been met. Financing costs associated with contracts greater than one year are included as interest revenue over the contract term as these are considered significant financing arrangements. Travel reimbursements are billed and recognized as revenue as incurred.
Deferred Revenue
Deferred revenue primarily consists of cash received and billings in advance of revenue recognition from subscription services described above and is recognized as revenue recognition conditions are met. Initial contract terms range from one to five years in length. The Company often invoices customers at the beginning of the contract for the entire amount. The current portion of deferred revenue represents cash received and billings in advance that are expected to be recognized as revenue within the next 12 months. At September 30, 2019 and December 31, 2018, deferred revenue included $3.3 million and $0.9 million, respectively, of billings in advance for which cash has not been received.
Foreign Currency
Net assets recorded in a foreign currency are translated at the exchange rate on the balance sheet date. Revenue and expense items are translated using an average of monthly exchange rates. The resulting translation adjustments are recorded in accumulated other comprehensive loss. Gains and losses resulting from foreign currency transactions denominated in currency other than the functional currency are recorded at the approximate rate of exchange at the transaction date in other expense. For the nine months ended September 30, 2019 and 2018, the Company recorded a net foreign currency loss of $0.1 million and a net foreign currency gain of $0.2 million, respectively, primarily related to one deferred revenue arrangement in Australia.

Lender Performance Group, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(in thousands, except per share amounts and unless otherwise indicated)
Unaudited

Research and Development
Research and development costs are expensed as incurred. These costs include human resource costs, third-party contractor expenses, software development tools and certain other expenses related to researching and developing new solutions, and allocated depreciation, facilities and IT support costs.
Software Development Costs
Software development costs of the Company's product incurred in the preliminary stages of development are expensed as incurred and primarily consist of personnel costs.
Advertising Costs
The Company expenses advertising costs as incurred. These costs consist primarily of online ads, sponsorships and costs to participate in industry trade shows and associations. The Company incurred $0.8 million and $1.0 million in advertising costs during the nine months ended September 30, 2019 and 2018, respectively, and are recorded in sales and marketing on the condensed consolidated statements of comprehensive loss.
Fair Value of Financial Instruments
The authoritative guidance requires disclosure of a fair value hierarchy of inputs that the Company uses to value an asset or a liability. Under the authoritative guidance, there is a common definition of fair value to be used and a hierarchy for fair value measurements based on the type of inputs that are used to value the assets or liabilities at fair value.
Level 1    Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.
Level 2    Inputs to the valuation methodology include quoted prices for a similar asset or liability in an active market or model-driven valuations in which all significant inputs are observable for substantially the full term of the asset or liability.
Level 3    Inputs to the valuation methodology are unobservable and significant to the fair value measurement of the asset or liability.
The Company estimates the fair values of financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value for nontraded financial instruments. Accordingly, such estimates are not necessarily indicative of the amounts that the Company would realize in a current market exchange. The fair value of the mutual funds was determined based on Level 1 inputs. The fair value of corporate bonds were determined based on Level 2 inputs. The valuation techniques used to measure fair value of the Level 2 instruments were valued based on quoted market prices or based on similar types of securities that are traded in the market.
Risks and Uncertainties
In 2017, the Company entered into a long-term relationship with a large global bank. During the nine months ended September 30, 2019 and 2018, this customer accounted for 33% and 23% of the Company's sales, respectively. There are three customers that comprise 69% of the total accounts receivable balance at September 30, 2019 and one customer that accounted for approximately 80% of accounts receivable at December 31, 2018.
2. Revenue
Disaggregation of Revenues
Revenues consist of the following by type:

	Nine months ended September 30,
	2019	2018
Subscription and support fees	$15,870	$11,707
Consulting fees	617	604
	$16,487	$12,311

Lender Performance Group, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(in thousands, except per share amounts and unless otherwise indicated)
Unaudited

Contract Balances
Contract Asset
As noted in Note 1, subscription and support revenue is recognized ratable over the contract term at the commencement date of the contract. Consulting fees are recorded at the point in time when earned. The timing and amount of revenue earned has not been affected under Topic 606 compared to previous guidance. However, under Topic 606, the Company will record a contract asset if the revenue recognized on a contract exceeds the billings and deferred revenue when the billings on a contract exceed the revenue recognized. The Company's standard billing terms are for the contract term, in advance. No contract assets have been recorded for billings or revenues to date. To the extent that customers are billed for solutions and services in advance of the Company satisfying the related performance obligations, the Company will record such amounts in deferred revenue.
Deferred Revenue
The concept of unearned revenue under Topic 606 is substantially similar to the deferred revenue under previous guidance. Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from subscription and support services and interest received from significant financing considerations for billings greater than one year in advance.
The changes in deferred revenue were as follows:

	Nine months ended September 30,
	2019	2018
Deferred revenue, beginning of period	$21,662	$14,259
Billings and other*	15,580	15,139
Subscription revenue recognized ratably over time	(15,870)	(11,707)
Other revenue recognized	(619)	(604)
Deferred revenue, end of period	$20,753	$17,087
*Other includes the impact of foreign currency translation adjustments
3. Recent Accounting Pronouncements
In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, "Leases," which introduces a lessee model that brings substantially all leases onto the balance sheet. Under the new standard, a lessee will recognize on its balance sheet a lease liability and a right-of-use asset for all leases, including operating leases, with a term greater than 12 months. The new standard will also distinguish leases as either finance leases or operating leases. This distinction will affect how leases are measured and presented in the income statement and statement of cash flows. ASU No. 2016-02 is effective for annual and interim periods beginning after December 15, 2019. The Company is still assessing the potential impact the standard will have on its condensed consolidated financial statements and disclosures.
In June 2016, the FASB issued ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326)" which modifies the measurement of expected credit losses of certain financial instruments. Credit losses on trade and other receivables, available-for-sale debt securities, and other instruments will reflect the Company's current estimate of the expected credit losses and will generally result in the earlier recognition of allowance for losses. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of and approach to adopting this new accounting guidance and does not expect the adoption of this standard to have a material impact on its condensed consolidated financial statements.
ASC 2016-02 will have a material impact on the Company's condensed consolidated balance sheet. Leases currently designated as operating leases, will be reported on the condensed consolidated balance sheet upon adoption at their net present value, which will increase total assets and liabilities. ASU 2016-02 is not expected to have a material impact to the Company's condensed consolidated statements of comprehensive loss or net cash provided by operating activities. In preparation for adoption of the standard, the Company is in the process of implementing key systems, processes and internal controls to enable the preparation of financial information.
In July 2018, the FASB issued ASU 2018-11, "Leases (Topic 842) Targeted Improvements" (ASU 2018-11), which allows for the adoption of ASU 2016-02 to be applied at the beginning of the year of adoption, as opposed to at the beginning of the

Lender Performance Group, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(in thousands, except per share amounts and unless otherwise indicated)
Unaudited

earliest year presented in the financial statements. The Company expects to adopt the transitional provisions allowed under ASU 2018-11 and, as such, the condensed consolidated balance sheets and statements of comprehensive loss for prior periods will not be comparable in the year of adoption of ASU 2016-02.
In August 2018, the FASB issued ASU 2018-15, "Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40) - Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract," which aligns the accounting for implementation costs incurred in a hosting arrangement that is a service contract with the accounting for implementation costs incurred to develop or obtain internal-use software under ASC 350-40, in order to determine which costs to capitalize and recognize as an asset and which costs to expense. ASU 2018-15 is effective for annual reporting periods and interim periods within those years, beginning after December 15, 2020, and can be applied either prospectively to implementation costs incurred after the date of adoption or retrospectively to all arrangements. The Company is evaluating the impact of the adoption of ASU 2018-15 on its condensed consolidated financial statements.
4. Available-for-Sale Securities
In 2018, all prior available-for-sale securities were sold leaving the balance as of September 30, 2018 to be zero for available-for-sale securities.
During the nine months ended September 30, 2019 and 2018, available-for-sale securities were sold for total proceeds of approximately zero and $7.7 million, respectively. The gross realized loss on these sales totaled zero and $0.1 million in the nine months ended September 30, 2019 and 2018, respectively. For purposes of determining gross realized gains, the cost of securities sold is based on specific identification. Net unrealized holding gains on available-for-sale securities amounted to zero for each of the nine months ended September 30, 2019 and 2018. Total other-than-temporary impairment recognized in accumulated other comprehensive income amounted to zero at September 30, 2019 and December 31, 2018.
5. Property and Equipment
Property and equipment consists of the following as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Furniture and fixtures	$403	$292
Computer equipment	654	589
Leasehold improvements	1,176	90
Construction in progress	—	588
Total property and equipment	$2,233	$1,559
Less: Accumulated depreciation	653	407
Property and equipment, net	$1,580	$1,152
Depreciation expense was $0.3 million and $0.1 million for the nine months ended September 30, 2019 and 2018, respectively. Construction in progress relates to leasehold improvements committed but not yet complete for a lease that commenced in February 2019. During the nine months ended September 30, 2019, the improvements were completed and transferred into leasehold improvements.

Lender Performance Group, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(in thousands, except per share amounts and unless otherwise indicated)
Unaudited

6. Intangible Assets
Intangible assets consists of the following as of September 30, 2019 and December 31, 2018.

	September 30, 2019	December 31, 2018
Trademarks	$37	$37
Domain names	43	43
Total intangible assets	$80	$80
Less: Accumulated amortization	12	8
Intangibles, net	$68	$72
Amortization expense was less than $0.01 million for each of the nine months ended September 30, 2019 and 2018, respectively.
7. Accrued Expenses
Accrued expenses are comprised of the following as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Accrued personnel costs	$3,446	$1,979
Accrued professional fees	55	53
Deferred rent	1,300	152
Accrued member distributions	—	240
Accrued Azure	206	211
Other accrued expenses	162	50
Total accrued expenses	$5,169	$2,685
8. Debt
In February 2018, the Company entered into an agreement with a commercial bank for a revolving line of credit in the amount of $10 million, which matures in February 2020. Interest under this facility accrues at PRIME plus 1.0% and is paid monthly when the revolver is acted upon. The line of credit is secured by all the assets of the Company. Available advances under this facility are determined based on an advance rate multiplied by the historical four-month average recurring revenue. Borrowings under this credit facility in 2018 were $2.6 million, which were all repaid in December 2018, and there is no outstanding balance as of September 30, 2019. In 2018, loan origination costs were incurred in relation to the line of credit and are amortized over the life of the facility which is 2 years. The loan origination costs of $0.02 million was included in prepaid and other current assets at September 30, 2019 and at December 31, 2018. The loan origination amortization of $0.01 million was included in general and operating expenses for each of the nine months ended September 30, 2019 and twelve months ended December 31, 2018.

	September 30, 2019	December 31, 2018
Loan origination costs	$16	$16
Loan origination amortization	(12)	(6)
Net asset	$4	$10
In 2018, the Company issued notes payables for approximately $1.2 million related to the repurchase of certain Class B Member Interests. The notes payable include monthly installments of principal and interest, which fully amortizes over a three-year period, net of discounts. Total outstanding balance under these notes payable as of September 30, 2019 is approximately $0.7 million.

Lender Performance Group, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(in thousands, except per share amounts and unless otherwise indicated)
Unaudited

9. Members' Capital
Capital Structure
On May 15, 2009, the members entered into a limited liability company agreement (the Agreement) as part of the establishment of the Company, which was most recently amended (the Amended Agreement) on November 14, 2018 as part of a minority investments made by certain strategic investors. As part of the Amended Agreement, the Company is authorized to issue two separate classes of member units (Preferred Member Interests and Class A Member Interests). Preferred Member Interests and Class A Member Interests share equ    al voting rights; however, Preferred Member Interests have certain liquidation preferences over the Class A Member Interests under certain circumstances. As of September 30, 2019 and December 31, 2018, the Company has 168.48 and 158.3489 Preferred Member Interests and Class A Member Interests issued and outstanding, respectively. The Amended Agreement, among other things, established the ownership of certain Capital Member Interests in the Company and defines the distribution rights and allocations of profits and losses associated with those Capital Member Interests, corporate governance and Board of Director representation.
10. Member Interests
In 2012, the Company adopted a Profit Participation Plan (the Plan). The Plan provides incentives to eligible employees, officers and directors in the form of incentive nonvoting Class B Member Interests, which allows for the eligible person to share in the profits of the Company over certain thresholds defined in the agreement upon change in control of the Company. As of September 30, 2019 and December 31, 2018, the Company had reserved a total of 24.9530 Class B Member Interests. Of these Class B Member Interests, 0.4013 and 1.1930 were available for future grants at each year-end, respectively.
The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted Member Interests, the number of Member Interests that may be granted, vesting schedules and exercise prices. Class B Member Interests generally vest on the first anniversary of the grant date and annually thereafter over three years from the date of grant and expire, if not exercised, within ten years from the date of issuance. During the nine months ended September 30, 2019 and 2018, the Company recognized $0.4 million and $0.2 million for Class B Member Interests in the accompanying condensed consolidated financial statements, respectively.
The Company authorized new Class C Member Interests in 2017. The Class C Member Interests are designed as an incentive class for management, which allow management to share in the proceeds of a future liquidity event once the Preferred Members achieve certain return metrics. In September of 2018, all Class C Member Interests were issued. Class C Member Interests generally vest on the first anniversary of the grant date and annually thereafter over three years from the date of grant and expire, if not exercised, within ten years from the date of issuance. As of September 30, 2019 and December 31, 2018, the Company recognized zero for Class C Member Interests in the accompanying condensed consolidated financial statements, respectively.
The following summarizes the Plan activity for the nine months ended September 30, 2019:

	Class B Member Interests	Class C Member Interests
Outstanding, December 31, 2018	24	100
Granted	2	—
Exercised	—	—
Repurchased	—	—
Forfeited/Canceled	(1)	—
Outstanding, September 30, 2019	25	100
Due to limited historical data, the Company estimates expected share price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that Class B Member Interests, which vested, are expected to be outstanding. The Company does not have sufficient history of the exercise of Class B and Class C Member Interests to estimate the expected term of employee Class B and Class C Member Interests and, thus, continues to calculate expected life based on the mid-point between the vesting date and the contractual term, which is in accordance with the simplified method. The risk-free rate is based on the U.S. Treasury yield curve at the grant date of the Class B Member Interests.

Lender Performance Group, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(in thousands, except per share amounts and unless otherwise indicated)
Unaudited

The Company has the ability to repurchase vested Class B and Class C Member Interests from willing members. In February 2018 and August 2018, the Company issued notes payable to repurchase 1.2488 and 0.6300 Class B Member Interests from former members in accordance with the terms of the grant agreement, respectively. The repurchase was completed at fair value using the methods described above and the notes payable are to be paid monthly over three years. The balance at September 30, 2019 is included in notes payable on the condensed consolidated balance sheet.
11. Income Taxes
The parent Company is a U.S. limited liability company treated as a partnership for federal and state income tax purposes with limited income tax liabilities and/or benefits of the Company being passed through to the members. Certain foreign subsidiaries held by the parent may be subject to foreign taxation on operating income or losses. Foreign taxes due, if any, are recorded based on the tax laws in the applicable foreign jurisdictions and are shown net of foreign income taxes withheld.
Foreign operations incurred operating net losses of approximately $2.0 million for each of the nine months ended September 30, 2019 and 2018, which resulted in a deferred tax asset of approximately $0.4 million and $0.3 million, respectively. Based on both international subsidiary forecasts, carry-back allowances per foreign regulations, and known expenses, the Company does not believe at this time that the deferred tax asset will be used. As such, an allowance has been created to offset the asset.
12. Leases
The Company leases office space and equipment under noncancelable operating leases, some of which contain escalating payment clauses, rent free periods or lease incentives. The Company records rent expense on a straight-line basis. The difference between rent expense recorded and the amount paid is credited to deferred rent expense, which is included as a liability in the accompanying balance sheet.
As of September 30, 2019, the approximate future minimum lease payments are as follows for the year ending December 31:

Operating Leases
2019 (from October 1 to December 31)	$471
2020	1,763
2021	1,677
2022	1,727
2023	1,779
Total minimum lease payments	$7,417
Total rent expense incurred under operating leases during the nine months ended September 30, 2019 and 2018 was $1.2 million and $0.7 million respectively.
13. Commitments and Contingencies
Third-party Hosting Agreements
The Company has an agreement with a third-party vendor to provide a cloud computing platform, hosting infrastructure and related services. This agreement is an annual agreement which is billed monthly based on usage.
Legal Proceedings
From time to time, the Company may be involved in litigation that it believes is of the type common to companies engaged in the Company's line of business, including commercial and employment disputes. As of September 30, 2019, the Company is not involved in any pending legal proceedings whose outcome the Company expects to have a material adverse effect on its financial position, results of operations or cash flows.
14. Retirement Plan
The Company adopted the Lender Performance Group, LLC 401(k) & Profit Sharing Plan (the 401(k) Plan) in 2012. The 401(k) Plan allows for a discretionary employer contribution and covers all employees who are at least 21 years of age. Participants vest in the employer contribution portion of their account immediately. The employer contribution is 3% of eligible compensation. Any profit sharing contributions have a four-year vesting, based on years of completed service.

Lender Performance Group, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(in thousands, except per share amounts and unless otherwise indicated)
Unaudited

The Company's total expense under the 401(k) Plan was approximately $0.4 million and $0.3 million during the nine months ended September 30, 2019 and 2018, respectively.
15. Subsequent Events
In September 2019, Q2 Software Inc. ("Q2 Software"), a wholly owned subsidiary of Q2 Holdings, Inc., and the Company entered into an Agreement and Plan of Merger pursuant to which Q2 Software agreed to acquire the Company for approximately $510 million cash consideration. On October 31, 2019, Q2 Software consummated the acquisition of the Company.
On October 31, 2019, as part of the acquisition of the Company, the notes payable were paid off in an aggregate amount of $0.7 million. In addition, the Company's $10 million revolving line of credit was cancelled on October 31, 2019 in connection with the acquisition of the Company.
The Company's management has evaluated subsequent events through January 2, 2020, the date these condensed consolidated financial statements were available for issuance.